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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 16, 2008
Date of Report (Date of earliest event reported)
Kansas City Southern de México, S.A. de C.V.
(formerly known as TFM, S.A. de C.V.)
(Exact Name of Registrant as Specified in Its Charter)

Mexico (State or Other Jurisdiction of Incorporation)	333-08322 (Commission File Number)	N/A (IRS Employer Identification No.)
Montes Urales 625
Lomas de Chapultepec
11000 México, D.F.
México
(Address of Principal Executive Offices)
+ (5255) 9178-5836
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Kansas City Southern de México, S.A. de C.V. (the “Company”) and Ferrocarril Mexicano, S.A. de C.V. (“Ferromex”) are parties to various civil cases in Mexico involving disputes over the application and proper interpretation of mandatory trackage rights, as previously disclosed in the Company’s quarterly report on Form 10-Q filed on July 31, 2008.
On September 16, 2008, the Mexico Administrative Federal Court announced a decision, which if upheld would permit Ferromex to serve customers on the Company’s rail lines in Monterey, Nuevo Léon, by exercising trackage rights over lines of the Company not mentioned in the description of mandatory trackage rights in the Company’s concession title. The Company believes this decision conflicts with current applicable law, with judicial precedents regarding the strict interpretation of trackage rights and with a resolution by the Mexico Fifth Collegiate Court of the First Circuit issued on April 30, 2008, instructing the Federal Administrative Law Court to issue a decision on the inclusion or exclusion of such additional lines based on the interpretation of the Company’s concession title.
The Company intends to contest this decision by seeking review and pursuing all other remedies available to it.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern de México, S.A. de C.V.
September 19, 2008	By:	/s/ Brian P. Banks
	Name:	Brian P. Banks
	Title:	Alternate Secretary